PRESS RELEASE

FOR IMMEDIATE RELEASE:	CONTACT:

Titanium Metals Corporation 5430 LBJ Freeway Suite 1700 Dallas, Texas 75240	Bruce P. Inglis Vice President Finance and Corporate Controller (303) 296-5600

TIMET DECLARES DIVIDEND ON 6-3/4% SERIES A PREFERRED STOCK

DALLAS, TEXAS . . . February 14, 2006 . . . Titanium Metals Corporation (“TIMET”) (NYSE: TIE) announced today that its board of directors has declared a quarterly dividend of $0.84375 per share on its 6-3/4% Series A Preferred Stock, payable on March 15, 2006 to stockholders of record as of the close of business on March 1, 2006.

TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products. Information on TIMET is available on its website at www.timet.com.

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